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                                                                EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 17, 2002


Dear Sir/Madam,

We have read paragraphs 2 through 4 of Item 4 included in the Form 8-K dated May 17, 2002, of AmeriSteel Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP



Copy to:      Thomas J. Landa, Chief Financial Officer, AmeriSteel Corporation